UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TREND MINING COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

TREND MINING COMPANY
5349 South Prince Street
Littleton, Colorado 80120

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on October 31, 2006

To the Stockholders of
TREND MINING COMPANY:

The 2006 Special Meeting of Stockholders of Trend Mining Company will be held at 5349 South Prince Street, Littleton, Colorado 80120 on Tuesday, October 31, 2006 at 10:00 a.m. local time.

The purpose of the meeting is to:

1.
To approve our Amended and Restated Certificate of Incorporation primarily for the purpose of (i) increasing our authorized common stock to 250,000,000 shares and (ii) deleting Section 4.4 of the Company’s Certificate of Incorporation, which would undesignate the rights, preferences and privileges of the Series A Preferred Stock; and

2.	Transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Information concerning the matters to be acted upon at the Special Meeting is set forth in the accompanying Proxy Statement.

Only holders of record of shares of our common stock at the close of business on October 6, 2006 are entitled to receive notice of, and to vote at, the Special Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote will be available for examination at the meeting by any stockholder for any purpose relevant to the meeting. The list will also be available on the same basis for ten days prior to the meeting at our principal executive offices located at 5349 South Prince Street, Littleton, Colorado 80120.

Stockholders are cordially invited to attend the Special Meeting. If you wish to vote shares held in your name in person at the meeting, please bring your proxy card or a copy of your proxy card and picture identification to the meeting. If you hold your shares through an intermediary, such as a broker, bank or other nominee, you must present proof of ownership at the meeting. Proof of ownership could include a proxy from your broker, bank or other nominee or a copy of your account statement.

Please date, sign and mail the enclosed proxy card as soon as possible to ensure that you are represented at the meeting. We have enclosed a return envelope, which requires no postage if mailed in the United States. Alternatively, you may vote by using the toll-free telephone number or the Internet address, as explained on the enclosed proxy card.

By Order of the Board of Directors,

Thomas A. Loucks President and Chief Executive Officer
Littleton, Colorado ____________, 2006

TREND MINING COMPANY
5349 South Prince Street
Littleton, Colorado 80120

PROXY STATEMENT
for
SPECIAL MEETING OF STOCKHOLDERS

To be held on October 31, 2006

We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Trend Mining Company. The proxies are for use at our 2006 Special Meeting of Stockholders (“Special Meeting”) to be held at 10:00 a.m. local time on Tuesday, October 31, 2006 at 5349 South Prince Street, Littleton, Colorado 80120, and at any postponement or adjournment thereof. We will distribute this Proxy Statement and accompanying proxy card to stockholders on or about October 12, 2006.

Solicitation of Proxies

This proxy solicitation is being made on behalf of the Board.

Stockholders Entitled to Vote

All holders of record of our common stock at the close of business on October 6, 2006 (the “Record Date”) are entitled to vote at the Special Meeting. As of the Record Date, there were __________ shares of our common stock outstanding. Each holder of record of common stock at the close of business on the Record Date will be entitled to one vote for each share held.

Required Vote

Your attendance at the Special Meeting in person or by proxy is requested. The presence, in person or by proxy, of holders of a majority of the outstanding shares entitled to vote is necessary to form a quorum and transact business. Any stockholder that has properly submitted a proxy will be considered part of the quorum. Votes that are withheld, abstentions and broker or other nominee non-votes will be counted towards a quorum.

The required vote for Proposal 1 is the affirmative vote of a majority of the outstanding shares. Abstentions and broker or other nominee non-votes will have the same effect as a vote against the Proposal 1.

A “broker or other nominee non-vote” occurs when a broker or other nominee submits a proxy but does not vote for or against a matter. This will occur when the beneficial owner has not instructed the broker how to vote and the broker does not have the discretionary authority to vote in the absence of instructions.

Voting by Proxies

Please date, sign and return the enclosed proxy card using the postage paid envelope provided. The shares represented will be voted in accordance with the directions in the proxy card. Unless you give other instructions, the persons designated as proxy holders on the proxy card will vote FOR the Amendment and Restatement of our Certificate of Incorporation. If any other matter is properly presented at the meeting, which is not currently anticipated, the proxy holders will vote the proxies in accordance with their best judgment.

Revocation of Proxies

You may revoke your proxy at any time before it has been exercised by (i) giving written notice of such revocation to us addressed to Thomas A. Loucks, President and Chief Executive Officer, Trend Mining Company, 5349 South Prince Street, Littleton, Colorado 80120, (ii) timely delivery of a later-dated proxy, or (iii) attending the Special Meeting and voting in person. Unless you revoke in person at the Special Meeting, your revocation will not be effective unless we have received it prior to the Special Meeting.

Proxy Distribution Costs

We will pay for the cost of distributing proxy materials and soliciting the proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

Stockholder Proposals

If you would like to present a proposal for possible inclusion in our Proxy Statement for the 2007 Annual Meeting of Stockholders, it must comply with the requirements of Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, including the requirement that we must receive it no later than December 21, 2006. We will treat proposals received after this date as untimely and will not include them in our 2007 Proxy Statement.

Annual Report

If you would like a copy of our Annual Report on Form 10-K for fiscal 2005, filed with the Securities and Exchange Commission, please write to:

Trend Mining Company
5349 South Prince Street
Littleton, Colorado 80120
Attention: Secretary

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to Trend Mining Company 5349 South Prince Street Littleton, Colorado 80120 Attention: Secretary. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the prior sentence.

PROPOSAL ONE
APPROVAL OF THE AMENDMENT AND RESTATEMENT TO
OUR CERTIFICATE OF INCORPORATION

The Board believes it is advisable to amend and restate our Certificate of Incorporation to (i) increase the authorized shares of Common Stock from 100,000,000 to 250,000,000 shares and (ii) deleting Section 4.4 of the Certificate of Incorporation which would undesignate the rights, preferences and privileges of the Series A Preferred Stock. Accordingly, at its meeting held on September 28, 2006, the Board adopted a resolution proposing that the Amended and Restated Certificate of Incorporation attached hereto as Annex A be presented to the stockholders at the Special Meeting for approval. The Amended and Restated Certificate of Incorporation would not change the number of authorized shares of Preferred Stock but would provide that all authorized Preferred Stock is undesignated with no specific rights, preferences and privileges except as set by the Board of Directors in accordance with the Amended and Restated Certificate of Incorporation.

If approved by the stockholders, the Amended and Restated Certificate of Incorporation would replace our current Certificate of Incorporation in its entirety.

Increase in Authorized Common Stock

Of the 100,000,000 shares of Common Stock presently authorized, as of September 21, 2006, 49,042,470 shares of Common Stock were outstanding and approximately 8,000,000 shares were reserved for issuance under equity compensation plans. Prior to our financing in June 2006, 3,285,694 shares were reserved for issuance upon conversion of outstanding convertible notes and 7,200,000 shares were reserved for issuance upon the exercise of outstanding warrants. As part of this financing, the conversion price for a portion of our outstanding convertible notes was decreased from $0.30 per share to $.10 per share and the exercise price of a portion of our outstanding warrants was decreased from $0.50 per share to $.17 per share, all in accordance with the terms of these convertible notes and warrants. In addition, holders of older convertible notes in the amount of approximately $940,000, who had the right to call these notes, elected to reduce the conversion price of these notes to $.21 per share and the exercise price of related warrants to $0.25 per share. Therefore, as of September 21, 2006 we need to reserve an additional 13,575,400 shares of Common Stock for issuance upon conversion of outstanding convertible notes and approximately 14,150,000 shares of Common Stock for issuance upon exercise of warrants. Finally, as part of the June financing, we also need to reserve 10,250,000 shares of Common Stock for issuance upon conversion of convertible notes and 9,225,000 shares of Common Stock for issuance upon exercise of warrants. Consequently, we currently intend to reserve a portion of the additional shares for issuance pursuant to these currently outstanding convertible securities, options and warrants. In addition we intend to reserve a portion of the additional shares to allow us to pay interest on outstanding convertible notes using Common Stock rather than cash. The additional shares proposed to be authorized would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding.

The issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share, and on stockholders’ equity and voting rights. The issuance of additional shares, or the perception that additional shares may be issued, may also adversely affect the market price of common stock.

The availability for issuance of additional shares of Common Stock also could have the effect of rendering more difficult or discouraging an attempt to obtain control of us. For example, the issuance of shares of Common Stock (within the limits imposed by applicable law and the rules of any market upon which the common stock may be listed) in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of us. The issuance of additional shares of common stock could also be used to render more difficult a merger or similar transaction.

We currently have no other plans or arrangements for the issuance of shares of Common Stock for any purpose, including but not limited to rendering more difficult or discouraging a change in control of Trend. We may use a portion of the shares for additional financings, but currently has no such plans or arrangements. Our stockholders do not have any preemptive rights with respect to issuance of any additional shares of our Common Stock.

Series A Preferred Stock

Pursuant to our Certificate of Incorporation, we designated the rights, preferences and privileges of one share of Series A Preferred Stock and issued such share to Thomas Kaplan, a stockholder of Trend. In October 2002, the one outstanding share of Series A Preferred Stock was canceled by agreement between us and Mr. Kaplan in accordance with the terms of the Certificate of Incorporation.

There are currently no outstanding shares of Series A Preferred Stock; therefore, the Board of Directors has determined that Section 4.4 of the Certificate of Incorporation is no longer relevant and should be deleted.

Once the Amended Restated Certificate of Incorporation is approved, we will not have any designated Preferred Stock. Pursuant to the Amended and Restated Certificate of Incorporation, the Board of Directors has the authority to designate the rights, preferences and privileges of the Preferred Stock in accordance with the Amended and Restated Certificate of Incorporation.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL ONE, APPROVAL OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 21, 2006, certain information regarding the ownership of our voting securities by each stockholder known to our management to be (i) the beneficial owner of more than 5% of our outstanding common stock, (ii) our directors, (iii) our current executive officers, and (iv) all executive officers and directors as a group. We believe that, except as otherwise indicated, the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares. Percentage of ownership is based on 49,042,470 shares of Common Stock issued and outstanding at September 21, 2006, plus, as to the holder thereof only and no other person, the number of shares of Common Stock subject to options, warrants and convertible debentures exercisable or convertible within 60 days of September 21, 2006 by that person.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares of Common Stock

Thomas Loucks (2)	1,110,000	2.2%
Jeffrey M. Christian (3)	425,630	*
John P. Ryan (4)	1,601,518	3.2%
Ishiung J. Wu (5)	621,000	1.3%
All executive officers and directors as a group (4 persons) (6)	3,758,148	7.4%
5% Stockholders:
Thomas Kaplan (7) 154 West 18th Street New York, New York	23,006,532	36.0%
Howard Schraub(8) c/o G. Howard Associates 525 East 72nd Street New York, NY 10021	13,349,966	22.7%
Longview Entities (9) 600 Montgomery Street 44th Floor San Francisco, CA 94111	5,808,806	10.6%
ALPHA CAPITAL AKTIENGESELLSCHAFT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein	3,861,463	7.3%

_______________
* Less than 1%.

1. The address of each person, unless otherwise noted, is c/o Trend Mining Company, 5439 South Prince Street, Littleton Colorado 80120.

2. Includes 800,000 shares of common stock issuable upon exercise of currently exercisable options.

3. Mr. Christian directly owns 307,000 shares and has voting and dispositive control with respect to 118,630 shares owned by CPM Group of which he is the majority stockholder.

4. These shares include 40,000 shares owned by Nancy Martin, Mr. Ryan’s spouse, 4,000 shares owned by Andover Capital of which Mr. Ryan is a 50% shareholder and his spouse is a 50% shareholder, 20,000 shares owned by Dotson of which Mr. Ryan is a major owner and 250,000 shares issuable upon exercise of currently exercisable options.

5. Includes 400,000 shares of common stock issuable upon exercise of currently exercisable options.

6. These shares include 1,450,000 shares issuable pursuant to currently exercisable options, 40,000 shares owned by Nancy Martin, Mr. Ryan’s spouse, 2,500 shares owned by Andover Capital of which Mr. Ryan is a 50% shareholder and his spouse is a 50% shareholder, 20,000 shares owned by Dotson of which Mr. Ryan is a major owner and 118,630 shares owned by CPM Group.

7. This information is based solely on a Schedule 13D/A filed with the SEC on August 29, 2006. The amount reflects shares, shares issuable upon exercise of warrants and shares issuable upon exercise of options held by Mr. Kaplan, Tigris Financial Group, Ltd. (“Tigris”), Electrum LLC (“Electrum”), and LCM Holdings, LDC (“LCM”). Mr. Kaplan has sole voting and dispositive control with respect to 1,000,000 shares owned by Tigris of which he is the sole stockholder. Pursuant to a voting trust agreement with Electrum, dated March 31, 2000 and amended on March 30, 2001, Mr. Kaplan also has sole voting and dispositive control with respect to 18,443,693 shares owned by Electrum consisting of (1) 5,765,742 shares of common stock held outright; (2) 6,949,761 shares underlying common stock purchase warrants which are exercisable at an exercise price of $0.25 per share and (3) 2,864,095 shares of common stock and 2,864,095 shares underlying warrants which are exercisable at an exercise price of $0.25 per share, which shares and warrants are issuable to Electrum upon conversion of convertible debt held by Electrum. Pursuant to a voting trust agreement with LCM, dated August 27, 2003, Mr. Kaplan also has sole voting and dispositive control with respect to 3,562,839 shares held by LCM consisting of (1) 1,458,254 shares of common stock held outright; (2) 113,413 shares of common stock underlying common stock purchase warrants which are exercisable at an exercise price of $0.25 per share; and (3) 995,586 shares of common stock and an additional 995,586 shares of common stock underlying common stock purchase warrants which are exercisable at an exercise price of $0.25 per share, which shares and warrants are issuable to LCM upon conversion of convertible debt held by LCM.

8. Includes 5,390,625 shares issuable upon conversion of convertible debt held by Mr. Schraub. Also includes 2,250,000 shares of common stock underlying common stock purchase warrants, which are exercisable at an exercise price of $0.25 per share, 1,800,000 shares of common stock underlying common stock purchase warrants, which are exercisable at an exercise price of $0.17 per share and 450,000 shares of common stock underlying common stock purchase warrants, which are exercisable at an exercise price of $0.25 per share

9. Includes 2,375,000 shares issuable upon conversion of convertible debt and 533,333 shares of common stock underlying common stock purchase warrants, which are exercisable at an exercise price of $0.17 per share, held by Longview Fund LP. The controlling person of Longview Fund LP is Peter T. Benz, Chairman and Managing Member, Viking Asset Management, LLC, as General Partner. Includes 1,484,370 shares issuable upon conversion of convertible debt and 333,333 shares of common stock underlying common stock purchase warrants, which are exercisable at an exercise price of $0.17 per share, held by Longview Equity Fund LP. The controlling person of Longview Equity Fund LP is Wayne H. Coleson, CEO and CIO, Redwood Grove Capital Management, LLC as Investment Manager. Includes 882,770 shares issuable upon conversion of convertible debt and 200,000 shares of common stock underlying common stock purchase warrants, which are exercisable at an exercise price of $0.17 per share, held by Longview International Equity Fund LP. The controlling person of Longview International Equity Fund LP is Wayne H. Coleson, CEO and CIO, Redwood Grove Capital Management, LLC as Investment Manager.

10. The controlling persons of the selling stockholder are Messrs. Konrad Ackerman and Rainer Posch. Includes 3,528,130 shares issuable upon conversion of convertible debt and 333,333 shares of common stock underlying common stock purchase warrants, which are exercisable at an exercise price of $0.17 per share,

OTHER BUSINESS

All items of business for our special meeting are stated in this Proxy Statement. We are not aware of any other business to be presented. If other matters of business, not presently known, properly come before the meeting, it is intended that the persons named in the Proxies will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

By Order of the Board of Directors,

Thomas A. Loucks President and Chief Executive Officer
Littleton, Colorado _______________, 2006

ANNEX A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TREND MINING COMPANY

Thomas Loucks hereby certifies that:

ONE: The original name of this company is New Trend of Montana Company and the date of filing the original Certificate of Incorporation of this company with the Secretary of State of the State of Delaware was March 28, 2001.

TWO: He is the duly elected and acting Chief Executive Officer of Trend Mining Company., a Delaware corporation.

THREE: The Certificate of Incorporation of this company is hereby amended and restated to read as follows:

ARTICLE 1

The name of the corporation is Trend Mining Company (hereinafter, the “Company”).

ARTICLE 2

The address of the registered office of the Company in the State of Delaware is 1220 N. Market Street, Suite 606, Wilmington, DE 19801. The name of the registered agent at such address is Registered Agents, Ltd. The county is New Castle County.

ARTICLE 3

The purpose of the Company is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of Delaware (“GCL”).

ARTICLE 4

4.1. AUTHORIZED SHARES. The total number of shares that the Company is authorized to issue is 270,000,000, 250,000,000 shares of which shall be Common Stock, $0.01 par value per share, and 20,000,000 shares of which shall be Preferred Stock, $0.01 par value per share.

4.2. COMMON STOCK. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which holders of Common Stock shall be entitled to vote. Except for and subject to those preferences, rights, and privileges expressly granted to the holders of all classes of stock at the time outstanding having prior rights, and series of preferred stock which may from time to time come into existence, and except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders of the Company, including, but not limited to, (i) the right to receive dividends when, as and if declared by the Board of Directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon the dissolution and liquidation of the Company, the right to receive ratably and equally all of the assets of the Company remaining after the payment to the holders of preferred stock of the specific amounts, if any, which they are entitled to receive as may be provided herein or pursuant hereto.

1

4.3. PREFERRED STOCK. The Board of Directors of the Company is authorized, subject to limitations prescribed by law, to provide by resolution or resolutions for the issuance of the shares of Preferred Stock in series, and, by filing a certificate of designation, pursuant to the GCL, setting forth a copy of such resolution or resolutions, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of the class or of each such series, and the qualifications, limitations, and restrictions thereof. The authority of the Board of Directors with respect to the class or each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting any series and the distinctive designation of that series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased, but not below the number of shares outstanding from time to time by like action of the Board of Directors;

(b) The dividend rate on the shares of the class or of any series, the conditions and times upon which such dividends shall be payable, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the class or of that series;

(c) Whether the class or any series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of this same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(e) Whether or not the shares of the class or of any series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) Whether the class or any series shall have a retirement or sinking fund for the redemption or purchase of shares of the class or of that series, and, if so, the terms and amount of such retirement or sinking fund;

(g) The rights of the shares of the class or of any series in the event of voluntary or involuntary dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of the class or of that series; and

2

(h) Any other powers, preferences, rights, qualifications, limitations, and restrictions of the class or of any series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

ARTICLE 5

5.1. NUMBER AND ELECTION OF DIRECTORS. The number of directors of the Company shall be fixed from time to time in the manner provided in the bylaws and may be increased or decreased from time to time in the manner provided in the bylaws. Election of directors need not be by written ballot except and to the extent provided in the bylaws of the Company. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualified, subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office.

5.2. QUORUM. A quorum of the Board of Directors for the transaction of business shall not consist of less than a majority of the total number of directors, except as otherwise may be provided in this Certificate of Incorporation or in the bylaws with respect to filling vacancies.

5.3. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise fixed relative to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, or by a sole remaining director, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the new directorship which was created or in which the vacancy occurred and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE 6

Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend and rescind any or all of the bylaws of the Company.

ARTICLE 7

7.1. STOCKHOLDER ACTIONS. Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such stockholders or by appropriate action by written consent by such stockholders.

7.2. MEETINGS. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock, special meetings of the stockholders may be called only by the chairman of the board, the chief executive officer, the president, any officer of the Company upon the written request by a majority of the Board of Directors, or as may be designated in the bylaws of the Company.

3

7.3. CORPORATE BOOKS. The books of the Company may be kept (subject to any contrary provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Company.

ARTICLE 8

Notwithstanding any other provisions of this Certificate of Incorporation of the Company or of the bylaws of the Company, the affirmative vote of the holders of not less than a majority of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, shall be required to amend or repeal or adopt any provision of this Certificate of Incorporation.

ARTICLE 9

A director or officer of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as currently in effect or as the same may hereafter be amended.

No amendment, modification or repeal of this Article 9 shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

ARTICLE 10

The Company shall indemnify, to the fullest extent permitted by applicable law as in effect from time to time, any person against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he or she is or was a director or officer of the Company or any of its subsidiaries, or while serving as a director or officer of the Company or any of its subsidiaries, he or she is or was serving at the request of the Company or any of its subsidiaries as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity (an “Agent”).

Expenses (including attorneys’ fees) incurred in defending an action, suit, or proceeding may be paid by the Company in advance of the final disposition of such action, suit, or proceeding, to the fullest extent permitted by Delaware law, upon receipt of an undertaking by the Agent to repay the amount of expenses so advanced if it shall be determined that the Agent is not entitled to be indemnified. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Company or any of its subsidiaries against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the Company would have the power to indemnify against such liability under the provisions of this Article 10. The indemnification provided by this Article 10 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under this Certificate of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors, statute, or otherwise, and shall inure to the benefit of the heirs, executors, and administrators of an indemnified party. The provisions of this Article 10 shall not be deemed to preclude the Company from indemnifying other persons from similar or other expenses and liabilities as the Board of Directors or the stockholders may determine.

4

* * * *

FOUR: This Amended and Restated Certificate of Incorporation has been duly adopted by the Company’s board of directors and stockholders in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

In Witness Whereof, Trend Mining Company. has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this _____ day of ___________ 2006.

Trend Mining Company

Thomas Loucks
Chief Executive Officer

5

TREND MINING COMPANY
SPECIAL MEETING OF STOCKHOLDERS
PROXY CARD

Vote: To vote via proxy, mark, sign and date the proxy card below and return to Trend Mining Company 5349 South Prince Street Littleton, Colorado 80120

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

TREND MINING COMPANY

This Proxy is solicited on behalf of the Board of Directors.

The undersigned, revoking any proxies previously granted, hereby appoints THOMAS LOUCKS and JOHN RYAN, or either one or more of them, the true and lawful attorneys of the undersigned, with power of substitution, to vote as proxies for the undersigned at the special meeting of stockholders of Trend Mining Company to be held in Littleton, Colorado, on October 31, 2006, at 10:00 a.m. local time, and at any or all adjournments thereof, according to the number of shares of common stock or preferred stock that the undersigned would be entitled to vote if then personally present, in the proposals below and upon other matters properly coming before the meeting. In their discretion, the named proxies are authorized to vote upon such other matters as may properly come before the meeting. If no contrary indication is made, this proxy will be voted FOR the proposals below.

The board of directors of Trend Mining Company recommends a vote FOR the following:

1.
To approve our Amended and Restated Certificate of Incorporation primarily for the purpose of (i) increasing our authorized common stock to 250,000,000 shares and (ii) deleting Section 4.4 of the Company’s Certificate of Incorporation, which would undesignate the rights, preferences and privileges of the Series A Preferred Stock.

For	Against	Abstain

☐	☐	☐

In addition, the stockholders may transact any other business that properly may come before the special meeting or any continuation, adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement accompanying such Notice, revokes any proxy or proxies heretofore given to vote upon or act with respect to the undersigned’s shares and hereby ratifies and confirms all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

NOTE: When signing as executor, administrator, attorney,		[Please Print Stockholder’s Name(s)]
trustee or guardian, etc., please give your full title.

Signature [Please Sign Within Box]	Date	Signature (Joint Owner)	Date

THE GIVING OF THIS PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE SPECIAL MEETING.